TVA Productions to Launch National and International MediaBlitz!(R) Campaign for The Project Group, Inc.

HOUSTON, March 1, 2005 - The Project Group, Inc. (OTC BB: PJTG.OB) today announced that it has retained TVA Productions to develop and launch a national media campaign that will focus on building brand awareness for PJTG and the company's RFID subsidiary, Pro Squared, Inc.

Under this program, TVA will assist PJTG in expanding the awareness of The Project Group within the business community and to the general public both nationally and internationally. TVA will also focus on building name brand awareness in the business community for enterprise project management, collaboration, and Radio Frequency Identification (RFID) solutions.
TVA's "MediaBlitz!(R)" campaign http://media-blitz.tv/ for The Project Group is designed to build brand awareness with the public and business community by mass dissemination of information on TV, print, radio and the Internet. The campaign includes production and nationwide distribution of a thirty minute TV Special Exclusive; a TV News Spotlight (2-8 min); Video News Release; In-Flight Video; Internet Streaming Video; 10-minute Corporate Video, DVD, Trade Show Loop Presentation; a sixty second Radio News Release, professionally recorded and distributed to over 6,000 Radio stations; and 1-3 column News Features with photo and contact info distributed to 10,000 newspapers reaching an estimated 20 million readers.

The TV programs will air for at least six months on national and local cable, satellite and broadcast affiliates throughout the U.S. and Canada. Programs will air at least 1,500 times in primarily Top 50 markets between 6:30am and 10:30pm daily - with the majority expected to be during primetime hours (5:30 pm-10:30 pm). Over 90 million households will have access to the programming. The TV Spotlight will air daily on one or more major Airlines for at least one month as in-flight programming. A minimum of 200 Newspaper Feature placements and 200 Radio News Release placements are also guaranteed as part of the MediaBlitz!(R) package. Monthly updates of The Project Group's headlining events will appear in a major financial/business eNewsletter sent to over 650,000 opt-in subscribers including: 250,000+ financial services professionals, 50,000+ key corporate decision makers and 350,000+ investors.

         About TVA

         TVA Productions, located in Studio City, California (http://www.tvaproductions.com), is one of the leading media production and news placement syndicates in N. America --- providing HD production & broadcast facilities, extensive distribution & tracking resources, and a worldwide staff. Since 1987, TVA has provided performance-based media booking services, national and local programming, and broadcast/print-ready News Features for over 20,000 TV, radio and print media outlets. TVA's "Pay Only for Results" services have been successfully used by Fortune 500 companies, emerging companies, ad agencies, PR firms (it's their best kept secret), national associations, non-profits, and government agencies worldwide. TVA's team has won over 40 Golden Mike, Addy, Emmy, Clio, Telly and Aegis awards. Clients include Baxter Medical, Canon, Cessna, Epson, Hill & Knowlton, LDS Church, Lexus, Marriott, Occidental Petroleum, Ogilvy, Princess Cruises, Qualcomm, Sony, Space Adventures, Technicolor, Teradata, Viseon, Westinghouse, World Vision, and Yonex.

         About The Project Group, Inc.

         The Project Group is a Microsoft Gold Certified Partner in Business Intelligence and Information Worker Solutions that provides enterprise-level business solutions to Oil & Gas, Financial Services, Retail, Hospitality and Pharmaceutical industries. The Project Group provides project management, collaboration, and Sarbanes-Oxley focused consulting services to Fortune 1000 organizations, including M.D. Anderson Hospital, Microsoft, and several of the largest Oil and Gas Companies in the world. PJTG was founded in 2001, and is headquartered in Houston, Texas.

         About Pro Squared Inc.

         Pro Squared, Inc is a subsidiary of The Project Group focused on closed loop RFID solutions. RFID technology replaces traditional, unreliable bar codes and is rapidly becoming the state-of-the-art in supply chain management. RFID tags consist of silicon chips and antennae that can transmit data to a wireless receiver. Recently, Wal-Mart has mandated that all major vendors utilize RFID and recently Pfizer, Smith Kline, Purdue Pharma and the FDA have all announced new RFID programs.

Contact:
             The Project Group, Inc., Houston
             Craig Crawford, 281-445-3333 or Raphael Feldman, 631-491-1100

             Osprey Partners
             Mike Mulshine, 732-292-0982
             ir@projectgroup.com

             TVA Productions
             Jeffery Goddard, 818-505-8300
             jgoddard@tvaproductions.com


Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that these forward-looking statements involve uncertainties and risks that could cause actual performance and results of operations to differ materially from those anticipated by these statements. These risks and uncertainties include issues related to the ability to: obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new opportunities, and the unpredictable nature of business risks; as well as the ability to establish and grow brand awareness of PJTG and Pro Squared and other factors set forth in the Company's most recently filed SEC reports. The forward-looking statements contained herein represent the Company's judgment as of the date of this release and it cautions readers not to place undue reliance on such statements. The Company assumes no obligation to update the statements contained in this release.
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